UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 29, 2015

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, Mr. Peter B. Delaney, Chairman of the Board and Chief Executive Officer of OGE Energy Corp. (the “Company”), announced that, effective as of the close of business on May 29, 2015, he resigned as Chief Executive Officer of the Company and was assuming the role of interim President and Chief Executive Officer of Enable GP, LLC, the general partner of Enable Midstream Partners, LP, the entity in which the Company has a 26.3% limited partner interest and a 50% general partner interest. Mr. Delaney will remain as Chairman of the Board and an employee of the Company. Mr. Delaney will be succeeding Mr. Lynn Bourdon who stepped down as President and Chief Executive Officer of Enable GP, LLC on May 29, 2015. In connection with this change of Mr. Delaney’s responsibilities, no change will be made to his compensation arrangements with OGE Energy. However, Enable Midstream Partners will reimburse OGE Energy $100,000 monthly for the Chief Executive Officer services to be provided by Mr. Delaney.

Effective as of the close of business on May 29, 2015, the Company's Board of Directors named Sean Trauschke as Chief Executive Officer. Mr. Trauschke, 48, currently serves as President of the Company and Oklahoma Gas and Electric Company (“OG&E”) and was elected by the shareholders as a director of the Company on May 14, 2015. He has been President of the Company since August 2014 and of OG&E since July 2013. From 2009 until his election to the office of President he had served as Chief Financial Officer of the Company and OG&E. Mr. Trauschke is a member of the Board of Directors of Enable GP, LLC. No change has been made to Mr. Trauschke’s compensation in connection with his appointment as Chief Executive Officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 29, 2015, the Company’s and OG&E’s Boards of Directors amended the Company’s and OG&E’s By-laws. The revisions to the By-laws primarily included redefining roles and responsibilities for the Chairman of the Board and the Chief Executive Officer. As a result of the amendments, the Chairman of the Board may be, but need not be, the Chief Executive Officer. Previously, the By-laws contemplated that the Chairman of the Board would be the Chief Executive Officer. For further information, see the amended By-laws attached as Exhibits 3.01 and 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.01	OGE Energy Corp. Amended By-laws effective as of May 29, 2015.
3.02	OG&E Amended By-laws effective as of May 29, 2015.
99.01
Press release dated June 1, 2015, announcing that Peter B. Delaney has been named interim President and Chief Executive Officer of Enable GP, LLC and Sean Trauschke has been named Chief Executive Officer of OGE Energy Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

June 1, 2015